AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT (“Amendment No. 3”), is entered into as of November 24, 2015, by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and J. Robert Bredahl (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of January 26, 2012, an Amendment No. 1 to Employment Agreement dated as of November 10, 2014 and an Amendment No. 2 to Employment Agreement dated as of March 1, 2015 (the “Employment Agreement”); and

WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given by each party to this Amendment No. 3 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Section 2(a) of the Employment Agreement shall be amended to read in its entirety as follows:

(a) Duties. During the Employment Term and from and after November 24, 2015, the Executive shall serve as the President and Chief Operating Officer of the Company and the Chief Executive Officer and Chief Underwriting Officer of Third Point Reinsurance Company Ltd. In his capacity as President and Chief Operating Officer of the Company and Chief Executive Officer and Chief Underwriting Officer of Third Point Reinsurance Company Ltd., the Executive shall perform such duties, services, and responsibilities on behalf of the Company and Third Point Reinsurance Company Ltd. consistent with such position as may be reasonably assigned to the Executive from time to time by the Chief Executive Officer of the Company. In performing such duties hereunder for the Company, the Executive shall report directly to the Chief Executive Officer and in performing such duties hereunder for Third Point Reinsurance Company Ltd., the Executive shall report to the Board of Directors of Third Point Reinsurance Company Ltd.”

2.    The parties hereto agree that except as specifically set forth in this Amendment No. 3, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.

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IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed, and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
_By: /s/ John R. Berger
_Name: John R. Berger
Title: Chairman and Chief Executive Officer

_By: /s/ Christopher S. Coleman
NName: Christopher S. Coleman
Title: Chief Financial Officer

EXECUTIVE

/s/ J. Robert Bredahl
J. Robert Bredahl